Exhibit 5.1

# Erica Loren Jozwiak, Esq.

**45 Davis Blvd.**
**Unit #25**
**Tampa, Florida 33606**
**FL Bar No.: 119224**

**Letter of Attorney Consent**

You have requested our opinion/ consent as special counsel for Arrestage International, Inc. a Nevada corporation (the "Company"), in connection with the registration statement on Form S-1 (the " Registration Statement "), under the Securities Act of 1933 (the "Act"), to be filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an registration of 30,000,000 shares of the Company's common stock, par value $0.001per share (the "Shares"). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a) the Registration Statement and which includes the prospectus;

(b) the executed agreements by which the investors acquired their interests through the Offering;

(c) the certificate of an Officer of the Company dated as of even date herewith (the "Officers Certificate");

(d) the Certificate of Incorporation of the Company

(e) Copies of the Specimen Common Stock Certificate

In each instance we have relied upon the content of each of the documents set out above, documents and disclosure provided by Management, and have examined originals or relied upon copies in the content of the Officers Certificate. In reliance thereon, and based upon our review of the foregoing, it is our opinion that the common stock to be sold by the selling security-holders has been duly authorized and is legally issued, fully paid and non-assessable.

We offer our opinion based upon the regulations and issuance of the State of Nevada. This opinion opines upon Nevada law including statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, the application of those regulations, as they may relate to other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference under the caption "Experts" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

Erica Loren Jozwiak, Esq.
FL Bar No.: 119224